Exhibit 99.1

Bioventus 4721 Emperor Blvd., Suite 100 Durham, NC 27703 USA	NEWS

Bioventus Acquires Bioness, Inc.

DURHAM, NC – March 30, 2021 – Bioventus Inc. (Nasdaq: BVS) (“Bioventus” or the “Company”), a global leader in innovations for active healing, has acquired Bioness, Inc. (“Bioness”), a global leader in neuromodulation and rehabilitation medical devices through its innovative peripheral nerve stimulation (“PNS”) therapy and premium rehabilitation solutions, for $45 million in up-front consideration, with up to $65 million of contingent consideration related to the achievement of certain key milestones. The acquisition includes the entire portfolio of Bioness products as well as its research and development pipeline. Under the merger agreement, Bioness has become a wholly-owned subsidiary of Bioventus, and all Bioness employees have become employees of Bioventus. The up-front consideration is being funded exclusively through the use of cash on hand.

The acquisition of Bioness is directly aligned with Bioventus’ mission of helping patients regain active lifestyles, and the strategy of accretive revenue growth through acquisitions that leverage the Company’s existing infrastructure. Bioness, based in Valencia, California, was founded by the Al Mann Foundation in 2004 with the mission of helping improve lives and restore function for those living with peripheral pain and neurological deficit. The total addressable market for medical devices currently marketed by Bioness is estimated to be more than $8 billion.

“Bioness has developed groundbreaking and best in class technologies, and we are excited about the opportunity for Bioventus to further Bioness’ vision of improving the lives of patients,” said Ken Reali, CEO of Bioventus. “We aim to accelerate Bioness’ revenue growth by leveraging our existing global network of approximately 300 sales representatives calling on orthopedic, pain and podiatric physicians as well as expanding market access and reimbursement processing capabilities. Most importantly, we welcome the Bioness team of dedicated employees to Bioventus and look forward to working with them to further market adoption.”

Bioness is a category leader in rehabilitation solutions globally with the broadest portfolio of offerings, including proprietary electrical stimulation exoskeletal devices for both the upper and lower extremities, robotic gait and fall safety systems, and high-tech, interactive software learning and recovery assessment platforms. These products play an essential role in helping patients regain mobility due to stroke, traumatic brain injury, multiple sclerosis and osteoarthritis, and are used by physical or occupational therapists in a clinical setting or by the patient at home, with the guidance of a clinician through telemedicine.

Bioness’ StimRouter® PNS System is an emerging therapy for patients suffering from pain after surgery on an extremity, which affects over 16 million patients each year globally. The PNS market is experiencing significant growth, largely driven by a lack of effective alternatives and a desire to reduce opioid usage. StimRouter has been implanted in over 3,000 patients since 2017 and is sold in more than 10 countries, including the United States. Bioness’ patent protected PNS technology is ideally suited to treat pain in the periphery, and StimRouter is the only PNS device backed by a randomized control trial.

In 2020, Bioness generated approximately $40 million in revenue and had loss from operations of approximately $14.0 million. Bioventus expects the acquisition to be accretive to Bioventus’ revenue, enhance its multi-year revenue growth profile, and have a positive contribution to net income (excluding purchase accounting and transaction costs) by the end of year one post-close. The Company expects full year net sales for the twelve months ending December 31, 2021 to be between $390 to $402 million, including Bioness’ anticipated net sales from the date of the acquisition.

About Bioness

Bioness is a leading provider of innovative technologies helping people regain mobility and independence. Bioness solutions include implantable and external neuromodulation systems, robotic systems and software based therapy programs providing functional and therapeutic benefits for individuals affected by pain, central nervous system disorders and orthopedic injuries. Currently, Bioness offers six medical devices within its commercial portfolio, which are distributed and sold on five continents and in over 40 countries worldwide. Bioness innovations have been implemented in many of the most prestigious and well-respected institutions around the globe with 17 of the top 20 rehabilitation hospitals in the United States currently using one or more Bioness solutions. For more information, visit www.bioness.com.

About Bioventus

Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for osteoarthritis, surgical and non-surgical bone healing. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our business strategy, operations and market opportunities, financial guidance and expected financial performance and condition of Bioness and the Company, including as a result of the acquisition of Bioness, and estimated total addressable market for Bioness medical devices. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release include, but are not limited to, statements about the adverse impacts on our business as a result of the COVID-19 pandemic; our dependence on a limited number of products; our ability to develop, acquire and commercialize new products, line extensions or expanded indications; the continued and future acceptance of our existing portfolio of products and any new products, line extensions or expanded indications by physicians, patients, third-party payers and others in the medical community; our ability to differentiate the hyaluronic acid (“HA”) viscosupplementation therapies we own or distribute from alternative therapies for the treatment of osteoarthritic; the proposed down-classification of non-invasive bone growth stimulators, including our Exogen system, by the U.S. Food and Drug Administration (“FDA”); our ability to achieve and maintain adequate levels of coverage and/or reimbursement for our products, the procedures using our products, or any future products we may seek to commercialize; our ability to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; competition against other companies; the negative impact on our ability to market our HA products due to the reclassification of HA products from medical devices to drugs in the United States by the FDA; our ability to attract, retain and motivate our senior management and qualified personnel; our ability to continue to research, develop and manufacture our products if our facilities are damaged or become inoperable; failure to comply with the extensive government regulations related to our products and operations; enforcement actions if we engage in improper claims submission practices or in improper marketing or promotion of our products; the FDA regulatory process and our ability to obtain and maintain required regulatory clearances and approvals; failure to comply with the government regulations that apply to our human cells, tissues and cellular or tissue-based products; the clinical studies of any of our future products that do not product results necessary to support regulatory clearance or approval in the United States or elsewhere; and the other risks identified in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (“SEC”), including Bioventus’ Annual Report on Form 10-K for the period ended December 31, 2020, as such factors may be updated from time to time in Bioventus’ other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Media Contact:

Thomas Hill

919-474-6715

thomas.hill@bioventusglobal.com

Investor Inquiries:

Mike Piccinino, CFA, IRC

Westwicke/ICR

investor.relations@bioventus.com